Exhibit 99.1

Novanta Announces Financial Results
for the Third Quarter 2022

•
Third Quarter 2022 GAAP Revenue increased 26% to $223 million
•
Third Quarter 2022 GAAP Consolidated Net Income of $22 million
•
Third Quarter 2022 GAAP Diluted Earnings Per Share increased 66% to $0.63
•
Third Quarter 2022 Adjusted Earnings Per Share increased 8% to $0.81
•
Third Quarter 2022 Adjusted EBITDA of $49 million
•
Raises 2022 Guidance

BEDFORD, Mass., November 8, 2022 -- Novanta Inc. (Nasdaq: NOVT) (“Novanta” or the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the third quarter 2022.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	September 30,	October 1,
	2022	2021
GAAP
Revenue	$223.0	$177.7
Operating Income	$28.7	$15.3
Consolidated Net Income	$22.5	$13.6
Diluted EPS	$0.63	$0.38
Non-GAAP*
Adjusted Operating Income	$40.0	$31.6
Adjusted Diluted EPS	$0.81	$0.75
Adjusted EBITDA	$49.4	$40.4

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

“Novanta delivered another record quarter,” said Matthijs Glastra, Chair and Chief Executive Officer of Novanta. “In the third quarter, we delivered double-digit growth for sales and Adjusted EBITDA. Our teams were able to deliver excellent financial performance despite inflationary pressures. Customer demand remains strong across our medical and advanced industrial application areas, with backlog remaining at near-record levels. Our continued success with design wins in high growth application areas positions us to continue to deliver on our strategy as we navigate through these challenging times.”

Third Quarter

During the third quarter of 2022, Novanta generated GAAP revenue of $223.0 million, an increase of $45.2 million, or 25.5%, versus the third quarter of 2021. The Company’s acquisition activities resulted in an increase in revenue of $22.3 million, or 12.6%, compared to the third quarter of 2021. Changes in foreign currency exchange rates year over year adversely impacted our revenue by $13.7 million, or 7.7%, during the third quarter of 2022. Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was an increase of 20.6% for the third quarter of 2022 (see “Organic Revenue Growth” in the non-GAAP reconciliations below).

In the third quarter of 2022, GAAP operating income was $28.7 million, compared to $15.3 million in the third quarter of 2021. GAAP consolidated net income was $22.5 million in the third quarter of 2022, compared to $13.6 million in the third quarter of 2021. GAAP diluted earnings per share (“EPS”) was $0.63 in the third quarter of 2022, compared to $0.38 in the third quarter of 2021.

Adjusted Diluted EPS was $0.81 in the third quarter of 2022, compared to $0.75 in the third quarter of 2021. The Company ended the third quarter of 2022 with 35.9 million diluted weighted average shares outstanding. Adjusted EBITDA was $49.4 million in the third quarter of 2022, compared to $40.4 million in the third quarter of 2021.

Operating cash flow for the third quarter of 2022 was $14.8 million. The Company completed the third quarter of 2022 with approximately $442.8 million of total debt and $84.6 million of total cash. Net Debt, as defined in the non-GAAP reconciliation below, was $363.4 million.

Financial Guidance

“We are very pleased with the positioning and performance of our diversified portfolio of businesses. Novanta’s exposure to long-term secular growth applications is expected to help the company deliver strong year-over-year growth in both the fourth quarter and the full year,” said Matthijs Glastra. “While macroeconomic conditions are becoming more uncertain and challenging, Novanta’s customer backlog remains at near-record levels and our teams continue to demonstrate the agility and resiliency to navigate through difficult environments.”

For the fourth quarter of 2022, the Company expects GAAP revenue of approximately $215 million to $217 million, demonstrating reported growth of 8% to 9%. The Company expects Adjusted EBITDA to be in the range of $45.0 million to $46.0 million and Adjusted Diluted EPS to be in the range of $0.70 to $0.74. The Company’s guidance assumes no significant changes in foreign exchange rates.

For the full year 2022, the Company expects GAAP revenue of approximately $857 million to $859 million, demonstrating reported growth of 21% to 22%. The Company expects Adjusted Gross Profit Margin to be approximately 46.0%. The Company expects Adjusted EBITDA to be in the range of $183 million to $184 million and Adjusted Diluted EPS to be in the range of $3.02 to $3.06. The Company’s guidance assumes no significant changes in foreign exchange rates.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance. A reconciliation of the Company’s forward-looking Adjusted Gross Profit Margin, Adjusted EBITDA and Adjusted Diluted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including future changes in the fair value of contingent considerations; significant discrete income tax expenses (benefits); divestitures and related expenses; acquisitions and related expenses; impact of purchase price allocations for recently completed acquisitions; gains and losses from sale of real estate assets; costs related to product line closures; intangible asset impairment charges and related asset write-offs; future restructuring expenses; foreign exchange gains/(losses); benefits or expenses associated with the completion of tax audits; and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Tuesday, November 8, 2022 at 10:00 a.m. ET to discuss these results and to provide a business update. To access the call, please dial (888) 346-3959 prior to the scheduled conference call time. Alternatively, the conference call can be accessed online via a live webcast on the Events & Presentations page of the Investors section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call in the Investor Relations section of the Company’s website at www.novanta.com. The replay will remain available until Monday, January 2, 2023.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income and Operating Margin, Adjusted Income before Income Taxes, Adjusted Income Tax Provision/(Benefit) and Effective Tax Rate, Adjusted Consolidated Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow as a Percentage of Consolidated Net Income, and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Margin are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Margins are used to determine bonus payments for senior management and employees. The Company also uses Adjusted Diluted EPS as a measurement for performance-based restricted stock units issued to certain executives. Accordingly, the Company believes that these non-GAAP financial measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance and financial position, including our financial outlook for the fourth quarter and full year; expectations for our end markets and market position; expectations regarding our ability to mitigate supply chain disruptions and navigate difficult macroeconomic conditions; inflationary pressures; expectations regarding the benefits of recent acquisitions; expectations regarding our design win and customer order activities and demand in our medical and advanced industrial end-markets; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses, capital expenditures and level of business activities; risks associated with the COVID-19 pandemic and other events outside our control; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate, introduce new products timely, and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our and our third-party providers’ information technology systems; our failure to comply with data privacy regulations; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; risks associated with increased outsourcing of components manufacturing; our exposure to increased tariffs, trade restrictions or taxes on our products; negative effects on global economic conditions, financial markets and our business as a result of the United Kingdom’s withdrawal from the European Union; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; our failure to accurately forecast component and raw material requirements leading to excess inventories or delays in the delivery of our products; production difficulties and product delivery delays or disruptions; our exposure to medical device regulations, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products; potential penalties for violating foreign, U.S. federal, and state healthcare laws and regulations; impact of healthcare industry cost containment and healthcare reform measures; changes in governmental regulations affecting our business or products; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; increasing scrutiny and changing expectations from investors, customers, and governments with respect to Environmental, Social and Governance policies and practices; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; our reliance on original equipment manufacturer customers; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; changes in tax laws, and fluctuations in our effective tax rates; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by our subsequent filings with the Securities and Exchange Commission. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical and advanced industrial original equipment manufacturers a competitive advantage. We combine deep proprietary technology expertise and competencies in photonics, vision, and precision motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com. For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Ray Nash

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30,	October 1,
	2022	2021
Revenue	$222,958	$177,726
Cost of revenue	124,550	101,428
Gross profit	98,408	76,298
Operating expenses:
Research and development and engineering	21,349	17,468
Selling, general and administrative	40,301	31,296
Amortization of purchased intangible assets	6,472	4,139
Restructuring, acquisition, and related costs	1,625	8,120
Total operating expenses	69,747	61,023
Operating income	28,661	15,275
Interest income (expense), net	(4,062)	(1,710)
Foreign exchange transaction gains (losses), net	2,086	34
Other income (expense), net	87	(71)
Income before income taxes	26,772	13,528
Income tax provision (benefit)	4,282	(75)
Consolidated net income	$22,490	$13,603

Earnings per common share:
Basic	$0.63	$0.38
Diluted	$0.63	$0.38

Weighted average common shares outstanding—basic	35,729	35,447
Weighted average common shares outstanding—diluted	35,928	35,764

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Current Assets
Cash and cash equivalents	$84,580	$117,393
Accounts receivable, net	144,633	115,617
Inventories	162,807	125,657
Prepaid expenses and other current assets	15,715	15,158
Total current assets	407,735	373,825
Property, plant and equipment, net	95,030	87,439
Operating lease assets	43,520	48,338
Intangible assets, net	179,113	220,989
Goodwill	465,052	479,500
Other assets	17,081	17,792
Total assets	$1,207,531	$1,227,883
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$4,366	$5,097
Accounts payable	79,577	68,514
Accrued expenses and other current liabilities	74,114	110,327
Total current liabilities	158,057	183,938
Long-term debt	438,447	429,361
Operating lease liabilities	40,907	45,700
Other long-term liabilities	27,918	47,593
Total liabilities	665,329	706,592
Stockholders’ Equity:
Total stockholders’ equity	542,202	521,291
Total liabilities and stockholders’ equity	$1,207,531	$1,227,883

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	September 30,	October 1,
	2022	2021
Cash flows from operating activities:
Consolidated net income	$22,490	$13,603
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	13,143	10,889
Share-based compensation	5,954	8,490
Deferred income taxes	(5,124)	(2,365)
Other	410	1,214
Changes in assets and liabilities which (used)/provided cash, excluding effects from business acquisitions:
Accounts receivable	(16,817)	(5,878)
Inventories	(13,043)	(6,298)
Other operating assets and liabilities	7,746	(5,757)
Net cash provided by (used in) operating activities	14,759	13,898
Cash flows from investing activities:
Cash paid for businesses acquisition, net of working capital adjustments	(22,385)	(285,181)
Purchases of property, plant and equipment	(3,282)	(6,116)
Net cash provided by (used in) investing activities	(25,667)	(291,297)
Cash flows from financing activities:
Borrowings under revolving credit facilities	69,941	280,000
Repayments under term loan and revolving credit facilities	(24,958)	(21,330)
Payments of withholding taxes from share-based awards	(149)	(12,244)
Payments of contingent consideration related to acquisitions	(45,879)	—
Other financing activities	(151)	(142)
Net cash provided by (used in) financing activities	(1,196)	246,284
Effect of exchange rates on cash and cash equivalents	(3,805)	(343)
Increase (decrease) in cash and cash equivalents	(15,909)	(31,458)
Cash and cash equivalents, beginning of period	100,489	133,853
Cash and cash equivalents, end of period	$84,580	$102,395

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	September 30,	October 1,
	2022	2021
Revenue
Photonics	$70,799	$55,263
Vision	73,345	65,346
Precision Motion	78,814	57,117
Total	$222,958	$177,726

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Reportable Segment (Non-GAAP):

	Three Months Ended
	September 30,	October 1,
	2022	2021
Photonics
Gross Profit (GAAP)	$34,699	$25,311
Gross Profit Margin (GAAP)	49.0%	45.8%
Amortization of intangible assets	593	771
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$35,292	$26,082
Adjusted Gross Profit Margin (Non-GAAP)	49.8%	47.2%

Vision
Gross Profit (GAAP)	$28,201	$24,763
Gross Profit Margin (GAAP)	38.4%	37.9%
Amortization of intangible assets	1,204	1,503
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$29,405	$26,266
Adjusted Gross Profit Margin (Non-GAAP)	40.1%	40.2%

Precision Motion
Gross Profit (GAAP)	$36,832	$27,743
Gross Profit Margin (GAAP)	46.7%	48.6%
Amortization of intangible assets	1,450	1,042
Acquisition fair value adjustments	—	280
Adjusted Gross Profit (Non-GAAP)	$38,282	$29,065
Adjusted Gross Profit Margin (Non-GAAP)	48.6%	50.9%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(1,324)	$(1,519)
Amortization of intangible assets	—	—
Employee COVID-19 testing costs	—	432
Adjusted Gross Profit (Non-GAAP)	$(1,324)	$(1,087)

Novanta Inc.
Gross Profit (GAAP)	$98,408	$76,298
Gross Profit Margin (GAAP)	44.1%	42.9%
Amortization of intangible assets	3,247	3,316
Acquisition fair value adjustments	—	280
Employee COVID-19 testing costs	—	432
Adjusted Gross Profit (Non-GAAP)	$101,655	$80,326
Adjusted Gross Profit Margin (Non-GAAP)	45.6%	45.2%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended September 30, 2022
	Operating Income	Operating Margin	Income before Income Taxes	Income Tax Provision / (Benefit)	Effective Tax Rate	Consolidated Net Income	Diluted EPS
GAAP results	$28,661	12.9%	$26,772	$4,282	16.0%	$22,490	$0.63
Non-GAAP Adjustments:
Amortization of intangible assets	9,719	4.3%	9,719
Restructuring costs	1,776	0.8%	1,776
Acquisition and related costs	(151)	(0.1)%	(151)
Foreign exchange transaction (gains) losses, net			(2,086)
Tax effect on non-GAAP adjustments				2,205
Non-GAAP tax adjustments				521
Total non-GAAP adjustments	11,344	5.0%	9,258	2,726		6,532	0.18

Adjusted results (Non-GAAP)	$40,005	17.9%	$36,030	$7,008	19.5%	$29,022	$0.81

Weighted average shares outstanding - Diluted							35,928

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended October 1, 2021
	Operating Income	Operating Margin	Income before Income Taxes	Income Tax Provision / (Benefit)	Effective Tax Rate	Consolidated Net Income	Diluted EPS
GAAP results	$15,275	8.6%	$13,528	$(75)	-0.6%	$13,603	$0.38
Non-GAAP Adjustments:
Amortization of intangible assets	7,455	4.2%	7,455
Restructuring costs	5,185	2.9%	5,185
Acquisition and related costs	2,935	1.7%	2,935
Employee COVID-19 testing costs	432	0.2%	432
Acquisition inventory fair value adjustments	280	0.2%	280
Foreign exchange transaction (gains) losses, net			(34)
Tax effect on non-GAAP adjustments				3,025
Non-GAAP tax adjustments				21
Total non-GAAP adjustments	16,287	9.2%	16,253	3,046		13,207	0.37

Adjusted results (Non-GAAP)	$31,562	17.8%	$29,781	$2,971	10.0%	$26,810	$0.75

Weighted average shares outstanding - Diluted							35,764

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	September 30,	October 1,
	2022	2021
Consolidated Net Income (GAAP)	$22,490	$13,603
Consolidated Net Income Margin	10.1%	7.7%
Interest (income) expense, net	4,062	1,710
Income tax provision (benefit)	4,282	(75)
Depreciation and amortization	13,143	10,755
Share-based compensation	5,954	5,525
Restructuring, acquisition, and related costs	1,625	8,120
Acquisition fair value adjustment	—	280
Employee COVID-19 testing costs	—	432
Other, net	(2,173)	37
Adjusted EBITDA (Non-GAAP)	$49,383	$40,387
Adjusted EBITDA Margin (Non-GAAP)	22.1%	22.7%

Organic Revenue Growth (Non-GAAP):

Three Months Ended September 30, 2022
Compared to
Three Months Ended October 1, 2021
Reported Revenue Growth/(Decline) (GAAP)	25.5%
Less: Change attributable to acquisitions	12.6%
Plus: Change due to foreign currency	7.7%
Organic Revenue Growth/(Decline) (Non-GAAP)	20.6%

Net Debt (Non-GAAP):

	September 30,	December 31,
	2022	2021
Total Debt (GAAP)	$442,813	$434,458
Plus: Deferred financing costs	5,133	4,126
Gross Debt	447,946	438,584
Less: Cash and cash equivalents	(84,580)	(117,393)
Net Debt (Non-GAAP)	$363,366	$321,191

Free Cash Flow (Non-GAAP):

	Three Months Ended
	September 30,	October 1,
	2022	2021
Net Cash Provided by Operating Activities (GAAP)	$14,759	$13,898
Less: Purchases of property, plant and equipment	(3,282)	(6,116)
Plus: Proceeds from sale of property, plant and equipment	—	—
Free Cash Flow (Non-GAAP)	$11,477	$7,782
Consolidated Net Income (GAAP)	$22,490	$13,603
Net Cash Provided by Operating Activities as a Percentage of Consolidated Net Income	65.6%	102.2%
Free Cash Flow as a Percentage of Consolidated Net Income	51.0%	57.2%

Non-GAAP Financial Measures

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP financial measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the underlying trend and performance of our businesses. Additionally, the Company excluded costs directly related to employee COVID-19 testing as these costs are unique to the COVID-19 pandemic and have had a significant impact on the Company’s operating results.

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income and Adjusted Operating Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, and costs directly related to employee COVID-19 testing for the reasons described for Adjusted Gross Profit and Adjusted Gross Profit Margin above. The Company also excludes restructuring, acquisition, and related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income before Income Taxes

The calculation of Adjusted Income before Income Taxes is displayed in the tables above. The calculation of Adjusted Income before Income Taxes excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, and restructuring, acquisition and related costs for the reasons described for Adjusted Operating Income and Adjusted Operating Margin above. The Company excludes write-off of unamortized deferred financing costs because they only arise in certain specific situations when the Company’s existing credit agreement is terminated or modified. The Company also excludes foreign exchange transaction gains (losses) from the calculation of Adjusted Income before Income Taxes as the Company cannot fully influence the timing and amount of foreign exchange transaction gains (losses).

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate

The Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate are calculated based on the Adjusted Income before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excludes significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Consolidated Net Income

The calculation of Adjusted Consolidated Net Income is displayed in the tables above. Because income before income taxes is included in determining Consolidated Net Income, the calculation of Adjusted Consolidated Net Income also excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, restructuring, acquisition and related costs, write-off of unamortized deferred financing costs, and foreign exchange transaction gains (losses) for the reasons described for Adjusted Income before Income Taxes. In addition, the Company excludes significant discrete income tax expenses (benefits) related to releases of valuation allowances, expenses (benefits) associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

The calculation of Adjusted Diluted EPS is displayed in the tables above. Because Consolidated Net Income is used in the calculation of diluted EPS, Adjusted Diluted EPS excludes amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions, costs directly related to employee COVID-19 testing, restructuring, acquisition and related costs, write-off of unamortized deferred financing costs, foreign exchange transaction gains (losses), significant discrete income tax expenses (benefits) related to releases of valuation allowances, expenses (benefits) associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Consolidated Net Income.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as the income before deducting interest (income) expense, income tax provision (benefit), depreciation, amortization, non-cash share-based compensation, costs directly related to employee COVID-19 testing, restructuring, acquisition and related costs, acquisition fair value adjustments, other non-operating (income) expense items, including foreign exchange transaction (gains) losses, write-off of unamortized deferred financing costs, and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow and Free Cash Flow as a Percentage of Consolidated Net Income

The Company defines Free Cash Flow as net cash provided by operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sales of property, plant and equipment. Free Cash Flow as a Percentage of Consolidated Net Income is defined as Free Cash Flow divided by Consolidated Net Income. Management believes these non-GAAP financial measures are important indicators of the Company’s liquidity as well as its ability to service its outstanding debt and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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